POWER OF ATTORNEY
The undersigned does hereby appoint Yvette Kosic, Kevin P. Treanor, Kenneth L.
 Josselyn, Beverly L.
 O'Toole, Jamie A. Greenberg and Zachary A. Kolkin (and any other employee of The Goldman Sachs Group, Inc. (the "Company") or one of its affiliates designated in writing by one of the attorneys-in-fact) his lawful attorneys, and each of them his true and lawful attorney, with power to act without the other, and with full power of substitution and resubstitution, to prepare, execute and file, or cause to be prepared, executed and filed, with the U.S. Securities and Exchange Commission (the "SEC") for him and in his name in connection with certain transactions in common stock, par value $.01 per share (the "Common Stock") of the Company:
1. the Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership on Form 4 and any Annual Statement of Changes in Beneficial
 Ownership on Form 5, or any similar or successor form, which may be required to be filed by him pursuant to Section 16 of the Securities Exchange Act of 1934, as amended;
2. one or more Forms 144, or amendments to Form 144, relating to any sales orders (including in connection with the exercise of options to purchase Common Stock), orally or electronically, to sell shares of Common Stock to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended; and
3. any and all instruments necessary or incidental to any action listed above, including communications to the SEC, The New York Stock Exchange and state securities law authorities.

The undersigned hereby grants unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and each of them.

This power of attorney shall not be affected by the subsequent disability or incompetence of the principal. This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Company or one of its affiliates.
IN WITNESS thereof the undersigned hereunto signed his name this 1st day of
 February
 2017.
             ______________________________
                    Brian J. Lee